POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Robert J. Sullivan, with full power to act, as a true and lawful attorney-in-fact and agent, to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interests of Satuit Capital Management Trust (the "Trust") (including, without limitation, regulatory authorities in any and all states in which shares of any series of the Trust are sold), any and all amendments to the Trust’s registration statement and any and all supplements thereto or to any prospectus or statement of additional information forming a part of the registration statement, as well as any and all exhibits and other documents necessary or desirable to the amendment or supplement process, and to perform on behalf of the Trust any and all such acts as such attorney-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any state, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 24th day of December, 2008.

/s/ William Poist

William Poist, Trustee